UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  September 5, 2006

                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)


           Hawaii                         0-565                 99-0032630
           ------                         -----                 ----------
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
----------------------------     ------------------------    ----------------
     of incorporation)                                      Identification No.)
     ----------------                                       -------------------

                       822 Bishop Street, P. O. Box 3440
                            Honolulu, Hawaii 96801
                            ----------------------
              (Address of principal executive office and zip code)

                                 (808) 525-6611
                                 --------------
              (Registrant's telephone number, including area code)

                                  Not Applicable
                                  --------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.    Entry into a Material Definitive Agreement.
--------------------------------------------------------

         The information set forth below in Item 2.03 is incorporated into this
Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
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Off-Balance Sheet Arrangement of a Registrant.
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         On September 5, 2006, Alexander & Baldwin, Inc. ("A&B"), Kukui'ula
Development Company (Hawaii), LLC ("Kukui'ula"), and DMB Communities LLC (collectively, the "Safeco Indemnitors") entered into a General Agreement of Indemnity ("Safeco Indemnity") in favor of Safeco Insurance Company of America ("Safeco").

         The Safeco Indemnity was entered into in connection with Safeco's execution of an agreement with Kukui'ula for the delivery of one or more bonds. Kukui'ula is a real-estate development joint venture that is developing approximately 1,000 acres of land on the South Shore of Kauai. The joint venture is more fully described in Note 6 of the Notes to Consolidated Financial Statements in A&B's most recently filed Form 10-K. Final subdivision approvals have been received, and the bonds are being issued to cover various construction activities at Kukui'ula, such as project amenities, roads, utilities and other infrastructure, and subdivision improvements.

         Under the Safeco Indemnity, the Safeco Indemnitors agree to indemnify Safeco from all loss and expense in connection with any bonds for which it serves as surety for Kukui'ula.

         In connection with the Safeco Indemnity, Kukui'ula, A&B, DMB Communities LLC, and DMB Kukui'ula LLC have separately entered into a Mutual Indemnification Agreement ("Safeco Agreement"). Under the Safeco Agreement, the parties agree that they shall each be proportionately liable (60% for DMB-related entities and 40% for A&B) for all payments required to be made under the indemnity.

         In its Form 8-K filed on June 14, 2006, A&B disclosed that bonds with a maximum aggregate amount of $250 million were expected to be issued by Travelers Casualty and Surety Company of America ("Travelers"). The maximum amount of bonds to be issued by Travelers outstanding at any point in time has been reduced to approximately $125 million, and the aggregate amount of bonds outstanding at any point in time to be issued by Safeco is approximately $100 million.

         Under the indemnities with Safeco and Travelers, the maximum potential amount of aggregate future payments is a function of the amount covered by outstanding bond(s) at the time of default, reduced by the amount of work completed. Bonds with an aggregate value of approximately $300 million are expected to be issued and retired over the construction period. However, the total amount of bonds outstanding at any point in time is not expected to exceed approximately $250 million. In other words, assuming an event of default where the maximum amount of bonds are issued and no work is completed, the maximum potential amount of aggregate future payments under the indemnities is approximately $250 million. Including amounts recoverable from DMB-related entities under the Mutual Indemnification Agreements, the maximum potential amount of aggregate future payments for A&B under the indemnities is approximately $100 million.

         The foregoing description of the Safeco Indemnity and Safeco Agreement is qualified in its entirety by the terms of the Safeco Indemnity and Safeco Agreement, which are filed hereto as Exhibits 10.1 and 10.2.

Item 9.01.    Financial Statements and Exhibits.

         (d)      Exhibits

                  10.1 General Agreement of Indemnity, among Alexander & Baldwin, Inc., Kukui'ula Development Company (Hawaii), LLC, and DMB Communities LLC, in favor of Safeco Insurance Company of America, dated August 30, 2006 and entered into September 5, 2006.

                  10.2 Mutual Indemnification Agreement, among Kukui'ula Development Company (Hawaii), LLC, DMB Kukui'ula LLC, DMB Communities LLC, and Alexander & Baldwin, Inc., dated August 30, 2006 and entered into September 5, 2006.


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                                  SIGNATURE
                                  ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 8, 2006


                                           ALEXANDER & BALDWIN, INC.


                                           /s/ Christopher J. Benjamin
                                           -------------------------------------
                                           Christopher J. Benjamin
                                           Senior Vice President,
                                           Chief Financial Officer and
                                           Treasurer